EXHIBIT 10.1
                        EXECUTIVE EMPLOYMENT AGREEMENT

      THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered effective as of June 3, 2005 ("Effective Date"), between Radium Ventures, Inc, a Nevada corporation, (the "Company"), and Charles Prast, an individual (the "Executive").

                                  RECITALS:

A. The Company, through its wholly-owned subsidiary, is in the Internet Protocol Television subscription based business that will sell an Internet appliance allowing subscribers to view content using proprietary hardware and software that connects a television set to the Internet (the "Business").

B. Executive has experience in the Business and the Company wishes to employ Executive pursuant to the terms and provisions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive hereby agree as follows:

      1. Employment. The Company hereby agrees to employ Executive as Chief Executive Officer of the Company, and Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth. During the "Term" (including any renewals thereof) as defined herein, Executive's duties and responsibilities shall be limited to supervisory duties generally performed by Chief Executive Officers of publicly traded companies. Executive shall report to the Board of Directors. In no event shall Executive be required to travel or perform services outside of Los Angeles or Orange County more than fourteen nights in any calendar month. Employer will provide appropriate staff and office space within Los Angeles County or Orange County. Executive shall devote substantially all of his time and effort to his duties to the Company, provided, however, that Executive shall not be prevented from serving as a director in other companies or investing his personal assets or personal time in investments in business entities which are not a Competitive Business, as hereinafter defined.

      2. Compensation/Benefits.

            a. Salary. Company shall pay Executive a base salary of Two Hundred and Forty Thousand Dollars ($240,000) per year during the Term. Said salary shall be paid in twenty-four (24) equal payments of Ten Thousand Dollars ($10,000) and each payment shall be paid on the 1st and the 15th day of each calendar month (the "Base Salary").

            b. Equity Compensation. Company shall pay Executive a signing bonus of Five Hundred Eighty One Thousand Seven Hundred and Sixty Seven (581,767) shares of the Company's common stock as consideration for the Executive agreeing to become an officer of the Company (hereafter, the "Shares"). The Shares are valued at Ten Cents ($.10) per share based on a recent sale of the Company's common stock between a shareholder and an unrelated third party. As such, upon issuance of the Shares, the Executive shall be deemed to have received compensation of Fifty Eight Thousand One Hundred and Seventy Six Dollars ($58,176) and shall pay the Company Sixteen Thousand Seven Hundred and Fourteen Dollars ($16,714) for the relevant withholding taxes the Company is required to withhold.

            c. Piggyback  Registrations.  The Company shall notify  Executive in writing  at least  thirty  (30) days  prior to the  filing  of any  registration statement  under  the  Securities  Act for  purposes  of a  public  offering  of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, offerings of securities of the Company initiated by any party exercising its demand registration rights and registration statements relating to employee benefit plans) and will afford Executive an opportunity to include in such registration statement all or part of any securities of the Company held by Executive (the "Securities"). If Executive desires to include in any such registration statement all or any part of his Securities, Executive shall, within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing. If Executive decides not to include all of his Securities in any registration statement thereafter filed by the Company, the Executive shall nevertheless continue to have the right to include any Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            d. Performance Bonus. If the Company has a positive EBITDA for any calendar year during the Term, Executive shall receive an annual bonus ("Bonus") as determined by the Company's Board of Directors in its sole discretion.

            e. Employee Benefits. The Executive shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available by the Board of Directors to executives and/or other executive employees, including, but not limited to, pension and other retirement plans, including any 401K Plan, group life insurance, dental, hospitalization, surgical and major medical coverage, sick leave, salary continuation, vacation and holidays, long-term disability and other benefits.

            f. Vacation. During each calendar year of the Company, the Executive shall be entitled to Eight (8) weeks of paid vacation time.

            g. Business Expense Reimbursement. The Executive shall be entitled to receive reimbursement for reasonable, out-of-pocket expenses incurred in accordance with Company policies established by the Board of Directors and Executive shall provide appropriate written documentation evidencing such expenses so as to enable the Company to deduct them for federal income tax purposes.

      3. Term. The Term of employment hereunder will commence as of the Effective Date and end three (3) years from the Effective Date ("Term"), unless terminated pursuant to Section 4 of this Agreement. The Term shall automatically renew ("Renewal Term") for successive one (1) year terms, unless written notification is provided by either party no less than 60 days prior to the expiration of the Term.

      4. Death, Disability and Termination.

            a. Death. In the event of the death of the Executive during the Term or the Renewal Term of the Agreement, salary shall be paid to the Executive's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Executive only for the period ending at the date of death. The Company shall also pay to the Executive's estate or heirs, as the case may be, any accrued and unpaid Bonus.

            b. Disability.

                  (i) In the event of the Executive's disability, as hereinafter defined, the Executive shall only be entitled to compensation in accordance with the Company's disability compensation practice for senior executives, including any separate arrangement or policy covering the Executive, but in all events the Executive shall continue to receive the Executive's salary for a period ending at the date of termination for Disability as determined below. Any amounts provided for in this Section 4(b) shall be offset by other long-term disability benefits provided to the Executive by the Company.

                  (ii)"Disability" for the purposes of this Agreement, shall be deemed to have occurred in the event (a) the Executive is unable by reason of sickness or accident to perform the Executive's duties under this Agreement for a cumulative total of twelve (12) weeks within any one calendar year or (b) the Executive is unable to perform Executive's duties for ninety (90) consecutive days or (c) the Executive has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of Disability as defined in the preceding sentence.

                  Anything herein to the contrary notwithstanding; if, following a termination of employment hereunder due to Disability as provided in the preceding paragraph, the Executive becomes reemployed, whether as an Executive or a consultant, any salary, annual incentive payments or other benefits earned by the Executive from such employment shall offset any salary continuation due to the Executive hereunder commencing with the date of reemployment.

            c. Termination by the Company for Cause.

                  (i) Nothing herein shall prevent the Company from terminating the Executive's employment for "Cause" as hereinafter defined. The Executive shall continue to receive salary only for the period ending with the date of such termination as provided in this Section 4(c). Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

                  (ii)"Cause" shall mean (a) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (b) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company (monetarily or otherwise); (c) engaging in a criminal enterprise involving moral turpitude; (d) conviction of an act or acts constituting a felony under the laws of the United States or any state thereof, (e) Executive's failure to substantially perform his material duties hereunder or to substantially comply with any other material provision of this Agreement, (f) a willful act by Executive as a result of which he knowingly receives an improper material personal benefit at the expense of the Company,
(g) any other willful misconduct by Employee that is materially injurious to the business or business reputation of Employer, or (h) any other circumstance which constitutes "cause" under applicable law.

                  (iii) Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a notice of termination stating that the Executive committed one of the types of conduct set forth in this Section 4(c) contained in this Agreement and specifying the particulars thereof and the Executive shall be given a ten (10) day period to cure such conduct set forth in Section 4(c).

            d. Termination by the Company Other than for Cause.

                  (i) The foregoing notwithstanding, the Company may terminate the Executive's employment for whatever reason it deems appropriate; provided, however, that in the event such termination is not based on Cause, as provided in Section 4(c) above, the Company shall continue to be obligated to pay to Executive his base salary through the earlier of (A) twelve (12) months or (B) the remaining term of this Agreement. In such event, Executive shall have a duty to mitigate such payments.

                  (ii)In the event that the Executive's employment with the Company is terminated pursuant to this Section 4(d), then Section 5 of this Agreement and all references thereto shall be inapplicable as to the Executive and the Company. e. Voluntary Termination. In the event the Executive terminates the Executive's employment on the Executive's own volition prior to the expiration of the Term or Renewal Term of this Agreement, including any renewals thereof, such termination shall constitute a voluntary termination and in such event the Executive shall receive base salary only for the period ending with the date of such termination. Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

      5. Covenant Not to Compete. Executive acknowledges and recognizes the highly competitive nature of Company's business and the goodwill and business strategy of the Company and continued patronage constitute a substantial asset of the Company. Executive further acknowledges and recognizes that during the course of the Executive's employment Executive will receive specific knowledge of Company's business, access to trade secrets and Confidential Information, as defined in Section 6, participate in business acquisitions and corporate decisions, and that it would be impossible for Executive to work for a Competitive Business without using and divulging this valuable confidential information. Executive acknowledges that Company is without an adequate remedy at law in the event this covenant is violated. Executive further acknowledges that this covenant not to compete is an independent covenant within this Agreement. The Executive recognizes that the terms of this covenant are reasonable and necessary for the protection of the Company's business because the value of Executive's services will be enhanced by his association with the Company. Accordingly, Executive agrees to the following:

            a. That during the term of this Agreement (including any renewals or extensions thereof) and for so long thereafter, if any, that Executive receives any payments from the Company under or related to this Agreement (the "Restricted Period"), Executive will not individually or in conjunction with others, directly or indirectly engage in any Competitive Business, other than on behalf of the Company and as agreed by the Company and Executive, whether as an officer, director, proprietor, employer, employee, partner independent contractor, investor (other than as a holder of less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise. For purposes of this Agreement, a "Competitive Business" is a business which designs, manufactures, sells, distributes or licenses, directly or indirectly, an internet appliance that enables an end user to connect an internet connection to a television so as to enable the television to display streamed media delivered over the internet.

            b. That during the Restricted Period, Executive will not, indirectly or directly, compete with the Company by soliciting, inducing or influencing any of the Company's customers or employees at any time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

            c. That during the Restricted Period, Executive will not (i) directly or indirectly recruit or solicit any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (ii) employ or seek to employ, or cause to permit any Competitive Business to employ or seek to employ for any Competitive Business any person who is then (or was at any time within three (3) months prior to the date Executive or the Competitive Business employs or seeks to employ such person) employed by the Company.

            d. That during the Restricted Period, Executive will not interfere with, disrupt or attempt to disrupt any past, present or prospective relationship contractual or otherwise, between the Company and any of the Company's employees or agents.

            e. The provision of this Section 5 will not be in effect for any corporation or partnership the Company is a direct or indirect shareholder or interest holder, and/or has entered into any kind of joint venture relationship or partnership with the Company.

      6. Non-Disclosure of Confidential Information.

            a. Executive acknowledges that the Company's trade secrets, private or secret processes, methods and ideas as they exist from time to time, information concerning the Company's products, business records and plans, inventions, acquisition strategy, price structure and pricing, discounts, costs, computer programs and listings, source code and/or subject code, copyright trademark proprietary information, formulae, protocols, forms, procedures, training methods, development technical information, know-how, show-how, new product and service development, advertising budgets, past, present and future marketing, activities and procedures, method for operating the Company's Business, credit and financial data concerning the Company's Clients and customer lists, which customer lists shall not only mean one or more of the names and address of the customers of the Company, but it shall also encompass any and all information whatsoever regarding them, including their needs, and marketing; advertising, promotional and sales strategies, sales presentations, research information, revenues, acquisitions, practices and plans and information which is embodied in written or otherwise recorded form, and other information of a confidential nature not known publicly or by other companies selling to the same markets and specifically including information which is mental, not physical (collectively, the "Confidential Information"), are valuable, special and unique assets of the Company, access to and knowledge of which have been provided to Executive by virtue of Executive's association with the Company. In light of the highly competitive nature of the industry in which the Company's business is conducted, Executive agrees that all Confidential Information, heretofore or in the future obtained by Executive as a result of Executive's association with the Company shall be considered confidential.

            b.  The  Executive  agrees  that  the  Executive  shall  (i) hold in confidence and not disclose or make available to any third party any such Confidential Information obtained directly or constructively from the Company, unless so authorized in writing by the Company; (ii) exercise all reasonable efforts to prevent third parties from gaining access to the Confidential Information; (iii) not use, directly or indirectly, the Confidential Information except in order to perform the Executive's duties and responsibilities to the Company; (iv) restrict the disclosure or availability of the Confidential Information to those who have agreed to maintain the confidentiality of the Confidential Information and who have a need to know the information in order to achieve the purposes of this Agreement; (v) not copy or modify any Confidential Information without prior written consent of the Company, provided, however, that such copy or modification of any Confidential Information does not include any modifications or copying which would otherwise prevent the Executive from performing his/her duties and responsibilities to the Company; (vi) take such other protective measures as may be reasonably necessary to preserve the confidentiality of the Confidential Information; (vii) relinquish all rights it may have in any matter, such as drawings, documents, models, samples, photographs, patterns, templates, molds, tools or prototypes, which may contain, embody or make use of the Confidential Information; and (viii) promptly deliver to the Company any such matter as the Company may direct at any time, and not retain any copies or other reproductions thereof.

            c. Executive further agrees (i) that Executive shall promptly disclose in writing to the Company all ideas, inventions, improvements and discoveries which may be conceived, made or acquired by Executive as the direct or indirect result of the disclosure by the Company of the Confidential Information to Executive; (ii) that all such ideas, inventions, improvements and discoveries conceived, made or acquired by Executive, alone or with the assistance of others, relating to the Confidential Information in accordance with the provisions hereof shall belong to the Company, and that Executive shall not acquire any intellectual property rights under this Agreement except the limited right to use set forth in this Agreement; and (iii) that Executive shall assist in the preparation and execution of all applications, assignments and other documents which the Company may deem necessary to obtain patents, copyrights and the like in the United States and in jurisdictions foreign thereto, and to otherwise protect the Company.

            d. Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which the Executive can show (i) at the time of disclosure, is in the public domain as evidenced by printed publications; (ii) after the disclosure, enters the public domain by way of printed publication through no fault of the Executive; (iii) by written documentation was in its possession at the time of disclosure and which was not acquired directly or indirectly from the Company; or (iv) by written documentation was acquired, after disclosure, from a third party who did not receive it from the Company, and who had the right to disclose the information without any obligation to hold such information confidential. The foregoing exceptions shall apply only from and after the date that the information becomes generally available to the public or is disclosed to the Executive by a third party, respectively. Specific information shall not be deemed to be within the foregoing exceptions merely because it is embraced by more general information in the public domain. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain. If the Executive intends to avail himself/herself of any of the foregoing exceptions, the Executive shall notify the Company in writing of his/her intention to do so and the basis for claiming the exception.

            e. Upon written request of the Company, Executive shall return to the Company all written materials containing the Confidential Information. Executive shall also deliver to the Company written statements signed by Executive certifying all materials have been returned within five (5) days of receipt of the request.

      7. Remedies.

            a. The Executive acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Section 5 and Section 6 herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Executive of any of the provisions of Section 5 or
Section 6, the Executive agrees that, in addition to any remedy at law available to the Company including, but not limited to, monetary damages, the Company, without posting any bond, shall be entitled to obtain, and the Executive agrees not to oppose the Company's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

            b. The Executive acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Confidential Information would not be an adequate remedy upon breach or threatened breach of Section 5 or Section 6 and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of involvement with any Competitive Business. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

            c. In the event that the Executive shall be in violation of the aforementioned restrictive covenants as set forth in Section 5 or Section 6, then the time limitation during which breach or breaches should occur, and in the event the Company should be required to seek relief from such breach in any court or other tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including appeal.

      8. Amendments. This Agreement shall not be modified or amended except by written agreement duly executed by the parties hereto.

      9. Headings. All sections and descriptive headings of this Agreement are inserted for convenience only, and shall not affect the construction or interpretation hereof.

      10. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one and the same instrument.

      11. Entire Agreement. This Agreement hereto constitutes the entire understanding between the parties. Nothing in this Agreement will prevent or restrict Executive from serving on the Board of Directors of public or private companies and receive compensation from such service.

      12. Governing Law. This Agreement is to be construed and enforced according to the laws of the State of California. This Agreement shall not be construed more strictly against one party than the other, merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Company and Executive have contributed substantially and materially to the negotiation and preparation of this Agreement.

      13. Venue. Venue in any action arising from this Agreement shall be in Orange County, California.

      14. Attorneys' Fees. In connection with any controversy arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs at pretrial, trial, and appellate levels from the non-prevailing party.

      15. Severability. Inapplicability or unenforceability of any provision of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement or any such other instrument.

      16. Non-Assignability. This Agreement is personal in nature and not assignable by any party hereto.

      17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, its' successors, transferees and assigns.

      18. Construction. In construing this Agreement, the singular shall include the plural and the plural shall include the singular, and the use of any gender shall include every other and all genders.

      19. Relationship and Covenants of Executive. Executive acknowledges that the relationship between the parties hereto is exclusively that of Company and employee. The Company shall be the sole owner of all the fruits and proceeds of Executive's services hereunder, including, but not limited to, all ideas, concepts, formats, software designs, suggestions, developments, arrangements, articles, stories, writings, compilations, campaigns, packages, programs, promotions and other intellectual properties which Executive may create in connection with Executive's activities as an employee of the Company during the Term ("Executive's Work Product"), free and clear of any and all claims by Executive (or anyone claiming under or through Executive). Executive is rendering his services hereunder as an employee-for-hire by the Company and that all such writings and materials developed by Executive in connection with the Company's business are work-made-for-hire under the copyright law of the United States.

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      IN WITNESS  WHEREOF,  the parties have executed  this  Agreement as of the date first above written in Orange County, California.

                              THE COMPANY


                              By:
                                 ---------------------------------
                              Name:
                              Its:



                              EXECUTIVE



                              Charles Prast